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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Lancer Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANCER CORPORATION
6655 Lancer Blvd.
San Antonio, Texas 78219

July 30, 2004

Dear Shareholders:

        You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Lancer Corporation (the "Company") to be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Tuesday, August 24, 2004 at 9:30 a.m., local time.

        The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be transacted at the Meeting, which includes electing eight directors of the Company, and transacting such other matters as may properly come before the Meeting or any adjournments thereof.

        Directors and officers of the Company, as well as a representative of the Company's independent auditors, will be present at the annual meeting to respond to any questions that you may have.

        The Company's Board of Directors believes that a favorable vote on the matter to be considered at the Meeting is in the best interest of the Company and its shareholders, and unanimously recommends a vote "FOR" such matter. Accordingly, we urge you to review the accompanying material carefully, and to sign, date and return the enclosed Proxy promptly. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

Sincerely,
/s/ CHRISTOPHER D. HUGHES Christopher D. Hughes Chief Executive Officer

LANCER CORPORATION
6655 Lancer Blvd.
San Antonio, Texas 78219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on August 24, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Lancer Corporation (the "Company") will be held at the Company's Corporate Headquarters at 6655 Lancer Blvd., San Antonio, Texas on Tuesday, August 24, 2004 at 9:30 a.m., local time. A form of Proxy and a Proxy Statement for the Meeting are enclosed.

        The Meeting is being held for the following purposes:

1.
to elect eight directors to serve on the Board of Directors for the ensuing year; and

2.
to transact such other business which may properly come before the Meeting or any adjournments thereof.

        The close of business on July 12, 2004 has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote shall be open to the examination of any shareholder during ordinary business hours at the Company's Corporate Headquarters, 6655 Lancer Blvd., San Antonio, Texas 78219.

        Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

        SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY MAILED A PROXY.

By Order of the Board of Directors
/s/ CHRISTOPHER D. HUGHES Christopher D. Hughes Chief Executive Officer
San Antonio, Texas July 30, 2004

LANCER CORPORATION
6655 Lancer Blvd.
San Antonio, Texas 78219

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 24, 2004

THE PROXY STATEMENT

        This Proxy Statement is being furnished to shareholders of Lancer Corporation (the "Company" or "Lancer") in connection with the solicitation of Proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's Corporate Headquarters and principal executive offices at 6655 Lancer Blvd., San Antonio, Texas on Tuesday, August 24, 2004, at 9:30 a.m., local time, or at such other time and place to which the Meeting may be adjourned. Shareholders of record at the close of business on July 12, 2004 will be entitled to vote at the Meeting on the basis of one vote for each share held. On July 12, 2004, there were 9,372,931 shares of common stock outstanding.

        This Proxy Statement and enclosed Proxy are first being mailed to shareholders on or about July 30, 2004.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

Q:
Why am I receiving these materials?

A:
Lancer's Board of Directors (the "Board") is providing these proxy materials for you in connection with the Meeting, which will take place on August 24, 2004. The Board is soliciting proxies to be used at the Meeting. You are also invited to attend the Meeting and are requested to vote on the proposal described in this proxy statement.

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the compensation of our directors and our most highly paid officers, and certain other required information. A proxy card and a return envelope are also enclosed.

Q:
What proposals will be voted on at the Meeting?

A:
There is one proposal scheduled to be voted on at the Meeting: the election of directors.

Q:
Which of my shares may I vote?

A:
All shares owned by you as of the close of business on July 12, 2004 (the "Record Date") may be voted by you. These shares include shares that are: (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Each of your shares is entitled to one vote at the Meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most shareholders of Lancer hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  SHAREHOLDER OF RECORD: If your shares are registered directly in your name with Lancer's transfer agent, The Bank of New York, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Lancer. As the shareholder of record, you have the right to grant your voting proxy directly to Lancer or to vote in person at the Meeting. Lancer has enclosed a proxy card for you to use.

  BENEFICIAL OWNER: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Under American Stock Exchange ("AMEX") rules, brokers will have discretion to vote the shares of customers who fail to provide voting instructions. Your broker will send you directions on how you can instruct your broker to vote. If you do not provide instructions to your broker to vote your shares, they may either vote your shares on the matters being presented at the Meeting or leave your shares unvoted.

Q:
How can I vote my shares in person at the Meeting?

A:
Shares held directly in your name as the shareholder of record may be voted by you in person at the Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Meeting, Lancer recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Meeting. You may request that your previously submitted proxy card not be used if you desire to vote in person when you attend the meeting. Shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

Q:
How can I vote my shares without attending the Meeting?

A:
Whether you hold shares directly as the shareholder of record or beneficially in "street name", when you return your proxy card, properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card.

Q:
May I change or revoke my vote?

A:
You may change or revoke your vote at any time by providing written notice of such change or revocation to Lancer Corporation, P.O. Box 11214, New York, NY 10203-0214. This notice must be received prior to 5:00 p.m., local time on August 10, 2004. If notice of revocation is not actually received by such date, a shareholder of record may nevertheless revoke a Proxy by attending the Meeting and voting in person.

Q:
What if I return my proxy card without specifying my voting choices?

A:
If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
What constitutes a quorum?

A:
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Lancer's Common Stock is necessary to constitute a quorum at the Meeting. Only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or a vote "against" a particular matter. "Broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote on a particular matter), if any, are counted for purposes of determining the existence of a quorum but will have no effect on the outcome of the election of directors.

Q:
What are Lancer's voting recommendations?

A:
The Board unanimously recommends that you vote your shares "FOR" each of the nominees to the Board.

Q:
Where can I find the voting results of the Meeting?

A:
Lancer will announce preliminary voting results at the Meeting and publish final results in Lancer's quarterly report on Form 10-Q for the third quarter of 2004, which will be filed with the Securities and Exchange Commission.

PROPOSAL I—ELECTION OF DIRECTORS

        At the Meeting, eight directors will be elected as members of the Board, to hold office until our next annual shareholder meeting or until their successors are duly elected and qualified. Although our management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies that are not revoked will be voted for a substitute designated by the Board.

        Five of the nominees for election as directors at the Meeting, Richard C. Osborne, Norborne P. Cole, Jr., Olivia F. Kirtley, Alfred A. Schroeder, and George F. Schroeder, currently serve as directors of the Company and are standing for re-election. Walter J. Biegler and Jean M. Braley, both of whom are currently directors, will not stand for re-election at the Meeting. Brian C. Flynn, Jr., James F. Gallivan, Jr., and Harold R. Schmitz do not currently serve as directors of the Company.

        Mr. Flynn and Mr. Schmitz submitted their names to Alfred Schroeder, who was then Chairman of the Board, requesting to be considered for nomination to the Board. Alfred Schroeder then submitted the requests, along with background information on Mr. Flynn and Mr. Schmitz, to all Board members on February 18, 2004. Both Mr. Flynn and Mr. Schmitz re-submitted their requests to be considered as nominees to serve on the Board to Richard Osborne after Mr. Osborne became Chairman of the Board in March of 2004.

        On February 18, 2004, James C. Smith, a beneficial holder of more than 5% of the Company's common stock (See "Security Ownership of Certain Beneficial Owners and Management" below in this document), recommended Mr. Gallivan as a nominee to serve on the Board to the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee ultimately considered and approved the nominations of Mr. Flynn, Mr. Schmitz and Mr. Gallivan and recommended that all three of them be approved by the Board as nominees. The Board unanimously approved the entire director nominee slate as proposed by the Nominating and Corporate Governance Committee.

        The nominees for membership to the Board are as follows:

        Norborne P. Cole, Jr., 62, has served as a director of the Company since 2001. He has been a business consultant since 1998, and is currently Vice-Chairman of the Board of Silver Eagle Distributors, L.P., a Houston, Texas distributor of Anheuser-Busch and Grupo Modelo products. From 1994 to 1998, Mr. Cole was Managing Director/CEO of Coca-Cola Amatil in Sydney, Australia. From 1991 to 1994, Mr. Cole was President and CEO of Coca-Cola Bottling, SA in Paris, France. From 1989 to 1990, he was Regional Manager of Coca-Cola Benelux + Denmark. Mr. Cole held a number of positions with The Coca-Cola Company and Coca-Cola bottlers from 1966 to 1989. Mr. Cole serves on the Board of Directors of Papa John's International, Inc.

        Brian C. Flynn, Jr., 42, has been a Managing Director of Columbia Equity Partners, a private equity and consulting firm in Seattle, Washington, since 1997. From 1991 to 1997, Mr. Flynn was a Managing Director at Bachow & Associates, a Philadelphia, Pennsylvania private equity fund. From 1987 to 1991, he was a strategy and turnaround consultant at Bain & Company.

        James F. Gallivan, Jr., 46, is Managing Director of Investment Security Services LLLP, an investment management partnership that manages Bedrock Management, L.P. and related entities. Mr. Gallivan has been managing Bedrock Management, L.P. or its predecessor since 1991. Prior to 1991, Mr. Gallivan was involved with public and private market securities with the firms of Weber Hall Sale and Associates, and Rauscher Pierce Refsnes, Inc.

        Olivia F. Kirtley, 53, has served as a director of the Company since December 1999. She is a Certified Public Accountant and business consultant. She is a past Chairman of the American Institute of Certified Public Accountants. From 1979 until 2000, Ms. Kirtley held several management positions with Vermont American Corporation, a leading global manufacturer and marketer of power tool accessories, including Vice President of Finance and Chief Financial Officer, Treasurer and Director of Tax. Ms. Kirtley serves on the Board of Directors of Alderwoods Group, Inc., ResCare, Inc. and Papa John's International, Inc.

        Richard C. Osborne, 60, has served as a director of the Company since 2001. He was elected Chairman of the Board in March 2004. He is currently a Managing Director with Madison Capital Partners, a private equity investment firm. From 1989 to 1999, Mr. Osborne served as Chairman, Chief Executive Officer and President of Scotsman Industries, a manufacturer of beverage dispensing equipment, ice machines, display cases, walk-in coolers and refrigeration equipment. He worked in a variety of positions with Scotsman from 1979 to 1989. Prior to joining Scotsman, Mr. Osborne worked with The Pillsbury Company and General Motors.

        Harold "Hank" Robert Schmitz, 56, has been a private investor since 1999. From 1991 to 1999, Mr. Schmitz was Chief Executive Officer of Victory Refrigeration, LLC, a manufacturer of commercial refrigeration for the foodservice industry. From 1983 to 1991, he was Chief Executive Officer of Selmix-Alco, a manufacturer of beverage dispensing systems. Prior to 1983, Mr. Schmitz held various positions with Pepsi Cola and The Coca-Cola Company.

        Alfred A. Schroeder, 67, is a co-founder of the Company and served as Chairman of the Board of Directors of the Company from its inception in 1967 until March 2004. His primary responsibilities include conceptual engineering design and new product development. He is the brother of George F. Schroeder, and is also a partner in Lancer Properties. See "Certain Relationships and Related Transactions" below.

        George F. Schroeder, 64, is a co-founder of the Company. He served as its Chief Executive Officer from 1967 until February 2004, and has been a director since 1967. His primary responsibilities involve managing the Company's joint venture investments. He is the brother of Alfred A. Schroeder, and is also a partner in Lancer Properties. See "Certain Relationships and Related Transactions" below.

THE BOARD OF DIRECTORS

        The business of the Company is managed under the direction of the Board of Directors. The Board meets on a periodic basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met five times during the 2003 fiscal year. In addition, the independent directors met numerous times in 2003. A majority of the members of the Board were independent as defined in the Listing Standards of the American Stock Exchange. During such period, each member of the Board participated in at least 75% of all Board and applicable Committee meetings.

        All directors of the Company are elected annually. The executive officers are elected annually by, and serve at the discretion of, the Company's Board of Directors. During 2003, the Board of Directors of the Company maintained an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Committees of The Board of Directors

        The Audit Committee.    The members of the Audit Committee were Olivia F. Kirtley (Chair), Walter J. Biegler, and Norborne P. Cole, Jr. The Audit Committee is responsible for reviewing Lancer's accounting practices and audit procedures. The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix 1 and is available on our website at www.lancercorp.com. See the Audit Committee Report later in this document, which details the duties and performance of the Committee. The Audit Committee met 27 times in 2003. In addition, members of the Audit Committee participated in numerous conference calls, including calls to update the independent directors of developments in the Audit Committee investigation.

        The Board has determined that each member of the Audit Committee is independent as defined in the Listing Standards of the American Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has also determined that each member of the Audit Committee qualifies as a "financial expert" as defined in Item 401(h) of Regulation S-K of the Exchange Act.

        The Compensation Committee.    The members of the Compensation Committee were Norborne P. Cole, Jr., Jean M. Braley, Olivia F. Kirtley, and, Richard C. Osborne. Richard Osborne was Chair until March 2004, when Norborne Cole became Chair. The Compensation Committee administers Lancer's incentive compensation plans, determines compensation arrangements for all officers, and makes recommendations to the Board concerning compensation for directors of Lancer. See the Report of the Compensation Committee later in this document, which details the basis on which the Compensation Committee determines executive compensation. All members of the Compensation Committee are independent as defined in the Listing Standards of the American Stock Exchange. The Compensation Committee met three times in 2003.

        Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee were Walter J. Biegler, Jean M. Braley, Norbone P. Cole, Jr., Olivia F. Kirtley, and Richard C. Osborne. Norborne Cole was Chair until March 2004, when Walter Biegler became Chair. The Nominating and Governance Committee is responsible for developing and reviewing background information for candidates for the Board of Directors, including those recommended by shareholders, makes recommendations to the Board of Directors regarding such candidates as well as committee membership, and is responsible for developing and recommending effective corporate governance policies and procedures. All members of the Nominating and Corporate Governance Committee are independent as defined in the Listing Standards of the American Stock Exchange. The Committee was formed in 2003, and met one time during the year. The Board of

Directors of the Company has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.lancercorp.com.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Shareholder recommendations should be made in writing and sent to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Lancer Corporation, 6655 Lancer Blvd., San Antonio, Texas 78219. The recommendation should include a personal biography of the proposed nominee, a description of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Shareholders who themselves wish to nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the requirements detailed under "Shareholder Proposals."

        The Nominating and Corporate Governance Committee will evaluate director nominees, including nominees that are submitted to the Company by a Shareholder, taking into consideration certain criteria, including issues of experience, wisdom, integrity, skills such as understanding of finance and marketing, and educational and professional background. At all times, at least one member of the Board must meet the definition of "financial expert", as defined in Item 401(h) of Regulation S-K of the Exchange Act, for service on the Company's Audit Committee, and all members of the Board serving on the Company's Audit Committee must meet the requirements of the American Stock Exchange and the Sarbanes-Oxley Act. In addition, directors must have time available to devote to Board activities and be able to work well with the Chief Executive Officer and other members of the Board.

Shareholder Communications with the Board

        Shareholders may send correspondence to the Board of Directors as a group, or to an individual director, at the following address:

Board of Directors
Attn: Corporate Secretary
Lancer Corporation
6655 Lancer Blvd.
San Antonio, Texas 78219

        Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholder communications sent by mail will be promptly forwarded by the Secretary of the Company to the specified director addressee, or to the Board Chair if such communication is addressed to the full Board of Directors. Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2005 Annual Meeting of Shareholders should follow the procedures specified under "Shareholder Proposals for 2005" on page 25 of this Proxy Statement.

        The Board of Directors currently does not have a formal policy with regard to director attendance at the Company's annual shareholder meetings. It schedules the meeting of the Board of Directors, however, on the same date as the annual shareholder meeting. Walter J. Biegler, Norborne P. Cole, Jr., Olivia F. Kirtley, Richard C. Osborne, George F. Schroeder, and Alfred A. Schroeder attended the 2003 Annual Meeting of Shareholders.

Compensation of Directors

        Directors who are also employees of the Company receive no compensation for serving as a director. Directors who are not employees of the Company receive a fee of $6,000 per year, plus $1,500 per meeting. Committee members receive $750 per committee meeting. Additionally, the Chair of the Audit Committee receives an annual fee of $5,000, and the Chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive an annual fee of $3,000. The Board Chair receives $75,000 per year. During 2003, each director who was not an employee of the Company was eligible to receive an option grant covering 4,000 shares. The options have an exercise price equal to the market value of the Company's Common Stock on the date of grant, and expire ten years after the date of grant. The options vest 20% on the date of grant, and 20% at the first, second, third, and fourth anniversaries of the date of grant. Jean M. Braley chose not to receive any stock options in 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of June 9, 2004, regarding the beneficial ownership of common stock of Lancer by each person known by Lancer to own 5% or more of the outstanding shares of each class of Lancer's Common Stock, each director of Lancer, each nominee for Director, each executive officer of the Company named in the Summary Compensation Table set forth in this proxy (the "Named Executive Officers"), and the directors and Named Executive Officers of Lancer as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Name of Beneficial Owner and Number of Persons in Group(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Alfred A. Schroeder(2)	1,219,450	12.8
George F. Schroeder(3)	1,334,184	14.1
Walter J. Biegler(4)	11,930	*
Jean M. Braley (5)	456,877	4.8
Norborne P. Cole, Jr.(4)	9,180	*
Brian C. Flynn, Jr.	58,300	*
James F. Gallivan, Jr. (6)	570,780	6.0
Olivia F. Kirtley (4)(7)	252,880	2.7
Richard C. Osborne (4)	14,180	*
Harold R. Schmitz	330,790	3.5
Mark L. Freitas (8)	14,988	*
Christopher D. Hughes (9)	38,265	*
Stonewall J. Fisher (10)	25,749	*
Bedrock Capital, L.P. (11)	560,000	5.9
James C. Smith (12)	757,500	8.0
All directors and executive officers as a group (eleven persons) (14)	3,390,683	35.8

*
Less than 1%

(1)
Unless otherwise noted, the address for each beneficial owner is 6655 Lancer Blvd., San Antonio, Texas 78219.

(2)
Includes 10,000 shares purchasable pursuant to options that are exercisable within the next 60 days, and 17,762 shares owned through the Company's 401K plan.

(3)
Includes 447,525 shares held by trusts for the children of Mr. George F. Schroeder, of which Mr. George F. Schroeder is the trustee, and 10,000 shares purchasable pursuant to options which are exercisable within the next 60 days.

(4)
Includes 4,180 shares purchasable pursuant to options that are exercisable within the next 60 days.

(5)
Includes 265,318 shares held by the William V. Braley Estate Trust for which Ms. Braley serves as sole trustee.

(6)
Mr. Gallivan beneficially owns 570,780 shares of Common Stock, including the 560,000 shares held by Bedrock Capital, L.P. Mr. Gallivan's address is P.O. Box 1320, St. Thomas, U.S. Virgin Islands 00804.

(7)
Includes 174,200 shares jointly owned with Ms. Kirtley's husband and 69,500 shares owned by Ms. Kirtley's husband. Also includes 5,000 shares owned by Ms. Kirtley's children, in which Ms. Kirtley has disclaimed any beneficial ownership.

(8)
Includes 988 shares owned through the Company's 401K plan, and 14,000 shares purchasable pursuant to options which are exercisable within the next 60 days.

(9)
Includes 1,565 shares owned through the Company's 401K plan, and 29,000 shares purchasable pursuant to options which are exercisable within the next 60 days.

(10)
Includes 15,000 shares purchasable pursuant to options that are exercisable within the next 60 days.

(11)
Based on information contained in a Schedule 13D filed with the SEC on May 7, 2004, Bedrock Capital, L.P. beneficially owns 560,000 shares of Lancer Common Stock, and Bedrock Management, L.P. the general partner of Bedrock Capital, L.P. and Bedrock G.P., L.L.C., the general partner of Bedrock Management, L.P. may also be deemed to beneficially own these 560,000 shares. Bedrock Capital, L.P.'s mailing address P.O Box 1320, St. Thomas, U.S. Virgin Islands 00804.

(12)
Based on information contained in a Schedule 13D filed with the SEC on May 7, 2004, Mr. Smith beneficially owns 757,500 shares of Common Stock, including the 560,000 shares held by Bedrock Capital, L.P. and 197,500 shares held by T2, Ltd. Mr. Smith's address is P.O. Box 1320, St. Thomas, U.S. Virgin Islands 00804.

(13)
Includes 79,720 shares purchasable pursuant to options that are exercisable within the next 60 days.

EXECUTIVE OFFICERS

        The following table sets forth certain information concerning the executive officers of the Company both presently and during 2003:

Name	Age	Positions with the Company
Alfred A. Schroeder(1)	67	Former Chairman of the Board
George F. Schroeder(2)	64	Former Chief Executive Officer
Christopher D. Hughes(3)	57	Chief Executive Officer & President
Mark L. Freitas(4)	43	Chief Financial Officer
Stonewall J. Fisher	61	Vice-President Legal Affairs and Chief Legal Officer
Scott D. Adams	43	Secretary-Treasurer

(1)
Alfred A. Schroeder served as Chairman of the Board until March of 2004.

(2)
George F. Schroeder served as Chief Executive Officer until February of 2004.

(3)
Christopher D. Hughes was appointed Chief Executive Officer in February of 2004.

(4)
Mark L. Freitas was appointed Chief Financial Officer in March of 2003.

        Alfred A. Schroeder—See background information set forth in "Proposal I—Election Of Directors" above.

        George F. Schroeder—See background information set forth in "Proposal I—Election Of Directors" above.

        Christopher D. Hughes joined the Company in 2000 as Chief Operating Officer. In 2002, he was named to the additional position of President, and in 2004, he was named Chief Executive Officer. Prior to joining the Company, Mr. Hughes worked for 17 years with Enodis Corporation and its predecessor entity, Scotsman Industries. He served in a variety of senior management positions with Enodis, including Vice-President-Operations of Kysor Warren, President of Booth/Crystal Tips, President of Halsey Taylor, and Vice-President-Operations of Scotsman Ice Systems. Prior to his association with Enodis, Mr. Hughes served as Vice-President-General Manager of Morrison-Knudsen's

Central and Western Transit Operations, and as Vice President-Operations of Mooney Aircraft Corporation in Kerrville, Texas.

        Mark L. Freitas joined the Company in 1998, was named Corporate Controller in 1999, and became Chief Financial Officer in 2003. From 1995 to 1998, Mr. Freitas worked with Bausch & Lomb, Inc., as a Senior Corporate Auditor and Cost Manager. Mr. Freitas is a Certified Public Accountant.

        Stonewall J. Fisher joined the Company in 1999 as Vice-President, Legal Affairs and Chief Legal Officer. Prior to joining Lancer, Mr. Fisher was the Managing Partner of the San Antonio, Texas law firm of Lang, Ladon, Green, Coghlan & Fisher for 24 years. Mr. Fisher is a member of the State Bar of Texas and is also a Certified Public Accountant.

        Scott D. Adams joined the Company in 1996 as Assistant Treasurer, and was named Secretary-Treasurer in 1998. From 1987 to 1996, Mr. Adams worked in various commercial banking positions, most recently for Wells Fargo Bank and its predecessor First Interstate Bank.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation paid or to be paid by the Company to the Chief Executive Officer and the four other most highly paid executive officers for services rendered in all capacities for the years ended December 31, 2003, 2002 and 2001.

		Annual Compensation			Long Term Compensation Awards
Name/Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation (1)($)	Securities Underlying Options (#)	All Other Compensation (2)($)
Alfred A. Schroeder(3) Chairman of the Board	2003 2002 2001	249,995 249,995 230,763	— 116,787 2,008	8,535 6,672 6,372	— — 12,500	98,230 162,228 226,550
George F. Schroeder(4) Chief Executive Officer	2003 2002 2001	249,995 249,995 230,763	— 116,787 2,008	8,037 4,952 4,584	— — 12,500	43,026 177,622 139,599
Christopher D. Hughes(5) President and Chief Operating Officer	2003 2002 2001	214,989 208,644 200,132	— 98,101 1,740	8,535 5,500 —	— 15,000 —	— 46,717 26,890
Mark L. Freitas(6) Chief Financial Officer	2003 2002 2001	142,566 112,774 107,847	10,000 46,455 937	5,466 4,155 3,867	— — —	— — —
Stonewall J. Fisher Vice-President Legal Affairs and Chief Legal Officer	2003 2002 2001	124,987 111,058 106,810	— 37,058 929	4,402 4,096 3,880	— — —	— — —

(1)
These amounts reflect Company contributions to its profit sharing plan and 401K plan for the benefit of the Named Officers for the years indicated.

(2)
These amounts include premiums paid for the benefit of the Named Officers for life insurance policies that commenced in 1994, amounts reimbursed for the payment of tax on the insurance-related compensation, relocation expenses, and other taxable fringe benefits.

(3)
Alfred A. Schroeder served as Chairman of the Board until the first quarter of 2004.

(4)
George F. Schroeder served as Chief Executive Officer until the first quarter of 2004.

(5)
Christopher D. Hughes was appointed Chief Executive Officer in the first quarter of 2004.

(6)
Mark L. Freitas served as Corporate Controller of the Company during 2002, and was named Chief Financial Officer in 2003.

Options Exercised During the 2003 Fiscal Year and Fiscal Year End Option Values

        The following table discloses, for the Chief Executive Officer, and the other Named Executive Officers, information concerning options exercised during the fiscal year ended December 31, 2003, and the number and value of the options held at the end of fiscal year 2003 based upon the closing price of $6.80 per share of Common Stock on December 31, 2003.

Name/Title	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at FY-End Exercisable/Unexercisable
Alfred A. Schroeder(1) Chairman of the Board	0	0	7,500/5,000	$5,550/$3,700
George F. Schroeder(2) Chief Executive Officer	0	0	7,500/5,000	$5,500/$3,700
Christopher D. Hughes(3) President and Chief Operating Officer	0	0	26,000/14,000	$44,100/$21,150
Mark L. Freitas(4) Chief Financial Officer	0	0	13,000/1,000	$10,560/$2,640
Stonewall J. Fisher Vice-President Legal Affairs and Chief Legal Officer	0	0	13,000/2,000	$25,900/6,475

(1)
Alfred A. Schroeder served as Chairman of the Board until the first quarter of 2004.

(2)
George F. Schroeder served as Chief Executive Officer until the first quarter of 2004.

(3)
Christopher D. Hughes was appointed Chief Executive Officer in the first quarter of 2004.

(4)
Mark L. Freitas served as Corporate Controller of the Company during 2002, and was named Chief Financial Officer in 2003.

Profit Sharing Plan

        The amount of annual contributions made by the Company is at the discretion of the Board of Directors but may not exceed an amount equal to fifteen percent of the compensation paid or accrued during the year to all participating employees. Substantially all United States employees are eligible to participate. The Company's consolidated statements of income for the years ended December 31, 2003, 2002 and 2001 include contributions to the plan of $0.3 million, $0.5 million and $0.2 million, respectively.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors consists of four non-employee directors of the Company. It is authorized to review and consider the Company's compensation standards and practices. The Compensation Committee considers suggestions from management and makes recommendations to the Board of Directors concerning the cash compensation to be paid to executive and other officers of the Company and its subsidiaries. The Committee also administers the Company's stock option plans and awards long-term compensation in the form of stock options to executive officers and other eligible persons under such plans.

        The Company's executive compensation program is designed to attract and retain talented managers and to motivate such managers to increase profitability and shareholder value over time. Executive officers' compensation consists of base salary and benefits and may include incentives in the form of annual cash bonuses and stock options.

        In determining base salaries for executive and other officers, the Compensation Committee considers recommendations from the Chief Executive Officer of the Company. Annual cash bonuses are typically tied to performance targets approved by the Compensation Committee. Bonuses may also be awarded at the Compensation Committee's discretion for special individual contributions to the success of the Company. The Compensation Committee determines the CEO's compensation based on the same criteria that it uses for other executive officers.

        During 2003, the Company maintained a bonus program for executive officers and certain other employees. Awards were available for achieving goals relating to net sales, earnings before interest and taxes, net earnings per share, and accounts receivable and inventory levels. Because the Company did not achieve its relevant goals, executive officers did not receive awards under the bonus program. A $10,000 bonus was awarded to the Chief Financial Officer during 2003 for individual contribution to the Company.

        The Compensation Committee believes the base salaries and cash bonuses of its executive officers are set at the levels of comparable companies as measured by market capitalization. During 2002, the Committee conducted a comprehensive review of the Company's compensation of its executive officers. As part of the review, the Committee hired outside consultants to assure that the Company's compensation practices are competitive, and that they properly align individual rewards with desired Company performance.

        Employees, including executive officers and non-employees of the Company or its affiliates who are designated by the Compensation Committee, are eligible to receive grants of stock options from the Company. Options granted generally have an exercise price equal to the market value of the Common Stock on the date of grant, generally become exercisable in equal annual installments over four years after the date of grant, and are contingent upon the optionee's continued employment with the Company. The number of options granted to an individual varies according to his or her individual contribution to the success of the Company. The Committee intends to make future grants as necessary to focus managers on increasing profitability and shareholder value.

        Federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. Certain performance-based compensation, however, is specifically exempt from such limitations. The Committee believes the compensation of its executive officers cannot always be based upon fixed formulas, and that the prudent use of discretion in determining compensation is in the best interest of the Company and its shareholders. In some cases, the Committee, in the exercise of such discretion, may approve executive compensation that is not fully deductible, although compensation that would currently trigger such potential non-deductibility has not been approved by the Committee in the past. The Company does not expect the limitations on deductibility to have a material impact on its financial condition.

Norborne P. Cole, Jr.—Chair
Jean M. Braley
Olivia F. Kirtley
Richard C. Osborne

COMPANY PERFORMANCE

        The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poors SmallCap 600 Index, and the Standard & Poors 600 Industrial Machinery ("SPIM") Index for the five-year period ended December 31, 2003.

        The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each year for the Company, the Standard & Poors SmallCap 600 Index, and the SPIM Index is based on the stock price or composite index on December 31 of each year presented. The comparison assumes that $100 was invested in the Company's Common Stock and in each of the other two indices.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG LANCER CORPORATION, THE S&P SMALLCAP 600 INDEX
AND THE S&P SMALLCAP 600 INDUSTRIAL MACHINERY INDEX

*
$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw Hill Companies, Inc. All rights reserved.

	1998	1999	2000	2001	2002	2003
Lancer Corporation	$100.00	$42.05	$52.27	$45.45	$84.55	$61.82
Standard & Poors SmallCap 600	$100.00	$112.40	$125.67	$133.89	$114.30	$158.63
S & P Smallcap 600 Industrial Machinery	$100.00	$100.05	$92.35	$99.31	$93.17	$125.32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Lancer Properties is a Texas general partnership that owns the land and building at 235 West Turbo in San Antonio, Texas where a portion of the Company's operations is located. The Company leases the premises from Lancer Properties on a month-to-month basis for $7,400 per month. The Company pays all maintenance expenses, property taxes, assessments and insurance premiums on these facilities. Alfred A. Schroeder, George F. Schroeder and Jean M. Braley, all of whom were directors of the Company during 2003, own 13.33%, 13.33% and 15%, respectively, of Lancer Properties. The William V. Braley Estate Trust, for which Mrs. Braley serves as sole trustee, also holds a 15% interest in the partnership. Mrs. Braley has declined to stand for reelection as a Board member.

        During 2003, Alfred A. Schroeder and George F. Schroeder were indebted to the Company for as much as approximately $13,000 and $93,000, respectively, for cash advances received from the Company prior to 2003. This indebtedness was evidenced by promissory notes payable to the Company. The indebtedness accrued interest at a rate of 6.0% per annum, and was payable upon demand. The indebtedness was paid in full in 2003, so the aggregate balance as of December 31, 2003 was $0.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Ms. Jean M. Braley, a member of the Company's Compensation Committee, is a partner in Lancer Properties. Lancer Properties is a Texas general partnership that owns the land and building at 235 West Turbo in San Antonio, Texas where a portion of the Company's operations is located. The Company leases the premises on a month-to-month basis for $7,400 per month. The Company pays all maintenance expenses, property taxes, assessments and insurance premiums on these facilities. See "Certain Relationships and Related Transactions" above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended December 31, 2003 each of its executive officers, directors and persons who own more than ten percent of the Company's Common Stock filed all reports required by Section 16(a).

CODE OF ETHICS

        The Company has adopted a Code of Ethics that applies to executive officers. The Code of Ethics is available on the Company's website at www.lancercorp.com. The Company intends to post amendments to or waivers from our Code of Ethics (at least to the extent applicable to the chief executive officer, principal financial officer or principal accounting officer) on the website.

INDEPENDENT PUBLIC ACCOUNTANTS

        BDO Seidman, LLP has acted as the Company's independent auditors to make an examination of the accounts of the Company for the fiscal year 2003. It is expected that a representative of BDO Seidman will be present at the Meeting with an opportunity to make a statement if such representative so desires, and will be able to respond to appropriate questions by shareholders. The appointment of independent public accountants for the 2004 fiscal year will be made by the Audit Committee.

AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the financial statements, and the related legal compliance and ethics programs as established by management and the Board. The Audit Committee meets frequently in executive session with the Company's internal auditors, its senior management, and the independent auditors in order to maintain free communication between the Audit Committee and those parties. In discharging its oversight role, the Audit Committee has full access to all of the Company's books, records, facilities, and personnel, and has the power to retain outside counsel or other advisors.

        The members of the Audit Committee are Olivia F. Kirtley (Chair), Walter J. Biegler, and Norborne P. Cole, Jr. The members satisfy the requirements, including those regarding financial expertise and independence, of the American Stock Exchange. The Committee met 27 times in 2003.

        In June 2003, the Audit Committee began conducting an internal investigation (the "Investigation"). The Investigation was related to allegations raised by a lawsuit against The Coca-Cola Company by a former Coca-Cola employee, Matthew Whitley. Although the Company was not a defendant to the lawsuit, certain allegations contained in the lawsuit specifically involved the Company. The Investigation was later expanded to include allegations raised in certain press articles.

        On January 30, 2004, the Company announced that the Investigation had concluded and the Audit Committee released a general summary the Investigation findings. On February 2, 2004, KPMG LLP resigned from its position as independent auditors of the Company. In addition, KPMG withdrew its December 31, 2002, 2001 and 2000 audit reports and advised the Company that the financial statements and related audit reports should no longer be relied upon. KPMG stated in a letter to the Company that they had determined that likely illegal acts, which had been the subject of the Investigation, had come to their attention and that these likely illegal acts would have a material effect on the Company's financial statements. Additionally, KPMG indicated that information had come to their attention that caused them to conclude that the Company's accounting for revenue recognition in connection with sales of equipment to Coca-Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct and has raised concerns that the accounting is not correct in each of the three quarters of fiscal year 2003. The Company has filed the letters from KPMG which outline these assertions and have responded to them in an 8-K, filed with the SEC on February 10, 2004, and two subsequent amendments to that Form 8-K, filed with the SEC on February 24, 2004 and March 10, 2004.

        On March 1, 2004, the Audit Committee engaged BDO Seidman as the Company's new independent auditor to audit the Company's financial information for 2003, as well as for 2000-2002, and to review financial information for prior quarterly periods. This process of audit and review was completed by BDO Seidman on June 16, 2004.

        The Board has approved the Audit Committee Charter that is included as an Exhibit to this Proxy Statement. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. In accordance with its charter, the Audit Committee has (i) reviewed and discussed the audited financial statements with Company management. (ii) discussed with the Company's independent auditors, BDO Seidman, the matters relating to the conduct of the audit which are required to be discussed by Statement of Auditing Standards No. 61, and (iii) received from BDO Seidman, written disclosures regarding BDO Seidman's independence required by Independence Standards Board Standard No. 1, and discussed with BDO Seidman its independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the 2003 fiscal year.

Olivia F. Kirtley—Chair
Walter J. Biegler
Norborne P. Cole, Jr.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The aggregate fees for the audit of the Company's consolidated financial statements for the years ended December 31, 2000, 2001, 2002 and 2003 and the reviews of the quarterly consolidated financial statements for 2002 and 2003 were $1.3 million. The estimated aggregate fee pertaining to the 2003 audits and review is approximately $0.3 million.

        The Company's current Principal Accountant is BDO Seidman LLP, which was engaged by the Company on March 1, 2004. BDO Seidman LLP replaced the Company's former auditors KPMG, LLP, which resigned on February 2, 2004 and withdrew its audit report for the three years ended December 31, 2002 and advised the Company that the financial statements and related audit report should no longer be relied upon. During the fiscal years ended December 31, 2003 and December 31, 2002, fees for services provided by BDO Seidman LLP and KPMG, LLP were as follows:

	December 31,
	2003	2002
Audit Fees
BDO Seidman LLP for 2003 and prior years	$1,300,000	$—
KPMG, LLP	$81,470	$295,980

Total	$1,381,470	$295,980

Audit Related Fees	—	—
Tax Fees
KPMG, LLP	$11,598	$18,238
All Other Fees
KPMG, LLP(1)	$134,489	$11,535
Total Fees for Services	$1,527,557	$325,753

(1)
Other fees include amounts paid to KPMG, LLP for additional work performed during the Audit Committee investigation.

        The Company's Audit Committee has policies and procedures pursuant to its Charter that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company's independent accounting firms. Any member of the Committee may approve additional non-audit services proposed by management that arise between Committee meetings provided that the Committee member's decision to pre-approve the service is presented at the next scheduled Committee meeting.

        Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Resignation of KPMG LLP

        On February 2, 2004 we received a letter from KPMG LLP ("KPMG"), pursuant to which KPMG resigned from its position as our independent auditors.

Previous Reports on Our Financial Statements.

        The reports of KPMG on our financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2002 contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of KPMG on our financial statements for the fiscal year ended December 31, 2002 was modified as follows: "As discussed in Note 1 to the consolidated financial statements, effective January 1, 2001, the Company changed its method of accounting for derivative instruments and hedging activities. The Company has also adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangible Assets," effective January 1, 2002." and the report of KPMG on our financial statements for the fiscal year ended December 31, 2001 was modified as follows: "As discussed in Note 1 to the consolidated financial statements, effective January 1, 2001, the Company changed its method of accounting for derivative instruments and hedging activities."

        KPMG also advised us that their reports for our financial statements as of December 31, 2001 and December 31, 2002 and for the three years ended December 31, 2000, December 31, 2001 and December 31, 2002 should no longer be relied upon.

Disagreements and Reportable Events

        On February 10, 2004, we filed a Current Report on Form 8-K (the "Original 8-K") disclosing KPMG's resignation and providing the following background:

  "Background: The Lancer Audit Committee Investigation.

  On May 19, 2003, a former employee of The Coca-Cola Company named Matthew Whitley filed the first of two lawsuits against Coke, alleging in part that a 2001 contract between Lancer and Coke was improper. The Audit Committee of the Board of Directors of Lancer commenced an investigation into these allegations in June 2003 and subsequently expanded its investigation to include two news articles published in July and August criticizing Lancer management and other accounting matters. The Audit Committee engaged a law firm and, later, Baker Botts L.L.P., to assist it in its investigation. These firms retained PriceWaterhouseCoopers LLP to assist them. The Audit Committee shared preliminary findings and conclusions with KPMG as the investigation progressed.

  During the investigation, KPMG advised Lancer that, until the investigation was complete and KPMG had an opportunity to review the completeness of the findings and the conclusions thereof, KPMG would be unable to complete its review of Lancer's consolidated financial statements for the second and third quarters of 2003. The interim financial statements contained in a Form 10-Q are required to have been reviewed under Statement of Auditing Standards 100 ("SAS 100") by an independent public accountant pursuant to Rule 10-01(d) of the Securities and Exchange Commission's Regulation S-X. Lancer therefore filed financial and other information for the second and third quarters without the SAS 100 reviews having been completed on a Form 8-K, filed with the Securities and Exchange Commission on December 5, 2003.

  On January 30, 2004, Lancer issued a press release announcing that the Audit Committee had concluded its investigation. This press release was included as an Exhibit to the Company's Form 8-K, filed on February 2, 2004."

        Additionally, we stated in the Original 8-K what we believed to be the reasoning for the KPMG resignation, based on correspondence received from KPMG, which is as follows:

  "In the letter sent to Lancer on February 4, 2004, KPMG states, in part:

  "As a result of the matters set forth in our letter dated February 2, 2004, pursuant to Section 10A of the Securities Exchange Act of 1934, KPMG LLP has concluded that we are no longer able to rely on management's representations and are unwilling to be associated with the financial statements prepared by management. Further, information has come to our attention that has caused us to conclude that the accounting for the Company's revenue recognition in connection with its sales of equipment to Coca Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct.

  Accordingly, KPMG LLP hereby advises you that our report on the Company's Financial Statements should no longer be relied upon."

  It is the Company's understanding that KPMG's statement that "...information has come to our attention that has caused us to conclude that the accounting for the Company's revenue recognition in connection with its sales of equipment to Coca Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct" refers to the written contract between Lancer and Coke that was the subject of the Audit Committee investigation. This contract related primarily to reductions in the sales prices of new dispensing equipment and increases in the sales price of other models of dispensing equipment sold to Coke for the years 2001and 2002. In relevant part, this contract resulted in (1) Lancer's receipt of $633,747, which was accounted for as deferred revenue and recognized ratably as units of new model equipment were sold ($112,380 was recognized in 2001 and $521,367 was recognized in 2002), and (2) revenue to Lancer related to the price increases, which was recognized currently as the equipment was sold ($334,283 in 2001 and $703,930 in 2002). The contract also provided for price reductions on new models of equipment amounting to $191,566 in 2001 and $468,002 in 2002. Lancer believes that its accounting for this contract is appropriate.

  In the letter sent to Lancer on February 7, 2004, KPMG states, in part:

  "We have earlier advised Audit Committee counsel and you that we were not prepared to accept that certain investigative conclusions were supported by the facts set forth in the Audit Committee's report. We accordingly believe that the transmittal of such conclusions to shareholders in the Company's press release of January 30 and subsequent press statements constituted one of a series of failures to take timely and appropriate remedial actions and a likely illegal act."

  Lancer believes that the issuance of the press release and subsequent press statements were appropriate."

        When we filed the Original 8-K, we believed that, except to the extent discussed above, for the fiscal years ended December 31, 2001 and December 31, 2002 and through the date of the report on Original 8-K, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years. We also believed that, except to the extent discussed above, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2001 and December 31, 2002 and through the date of the Form 8-K.

        In response to our disclosure in the Original 8-K, KPMG provided a letter (the "Letter"), addressed to the Securities and Exchange Commission (the "Commission"), which was filed as an Exhibit to the first amendment to the Original 8-K (the "First Amendment"), filed with the Commission on February 24, 2004, the text of which is as follows:

  "Ladies and Gentlemen:

  KPMG LLP was previously engaged as principal accountant to audit the consolidated financial statements of Lancer Corporation ("the Registrant") as of and for the years ended December 31, 2003, 2002, 2001, and 2000. On February 2, 2004, KPMG resigned from the audit engagement prior to the completion of its reviews for the quarters ended June 30, 2003 and September 30, 2003 and of its audit for the year ended December 31, 2003. Additionally, on February 4, 2004, KPMG advised the Registrant that it should advise anyone who Registrant believes is relying on, or who is likely to rely on, the Registrant's financial statements and KPMG's audit reports thereon that KPMG had withdrawn its December 31, 2002, 2001 and 2000 audit reports and that the financial statements and related audit reports should no longer be relied upon. KPMG has read the Registrant's statements included under Item 4 of its Form 8-K dated February 10, 2004, and it either agrees or disagrees with certain such statements, is not in a position to agree or disagree with certain such statements, or believes certain such statements to be inaccurate or incomplete as set forth below.

  The Registrant's Form 8-K describes certain matters related to (1) the modification of KPMG's audit reports on the Registrant's financial statements for the years ended December 31, 2002 and 2001 related to the change in the method of accounting for derivative instruments and hedging activities and the adoption of FAS 142 effective January 1, 2002 and (2) certain tax matters that were the subject of a reclassification subsequent to the filing of the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2003. KPMG agrees with the disclosures with respect to those matters.

  KPMG is not in a position to agree or disagree with the Registrant's statements regarding (1) amounts representing revenue to the Registrant related to price increases and price reduction in connection with its sales of equipment to Coca-Cola North America Fountain for the years 2001 and 2002 and (2) the Registrant's communications with the American Stock Exchange.

  The disclosure in the Form 8-K also states as follows:

  Except to the extent discussed above in this Form 8-K, for the fiscal years ended December 31, 2001 and December 31, 2002 and through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years. Nor, except to the extent discussed above in this Form 8-K, were there any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2001 and December 31, 2002 and through the date of this report.

  KPMG does not agree with the above statements in the following respects.

  Disagreements

  Item 304(a)(1)(iv) of Regulation S-K requires disclosure of "any disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report." It also provides that a registrant shall: "(A) describe each such disagreement; [and] (B) state whether any audit or similar committee of the board of directors, or the board of directors, discussed the subject matter of each of such disagreements with the former accountant.  .  .  .  ."

  As indicated in the Registrant's Form 8-K, during 2003 the Registrant commenced special investigations as a result of allegations of improper financial reporting and other improprieties. As also indicated in the Form 8-K, KPMG advised the Registrant that, until the investigations were complete and KPMG had had an opportunity to review and evaluate an investigative report, KPMG would be unable to complete interim review procedures. A copy of an investigative report, in draft form, was thereafter provided to KPMG for its review and evaluation.

  Subsequently, on December 17, 2003, KPMG, KPMG's counsel (Willkie Farr & Gallagher LLP), the Audit Committee's investigative team (Baker Botts L.L.P. and PricewaterhouseCoopers LLP), the Chair of the Audit Committee and, over the objection of KPMG, Registrant's counsel (Akin Gump Strauss Hauer & Feld LLP) participated in a lengthy telephone conference call (approximately 3 hours) in which KPMG expressed dissatisfaction with aspects of the investigation and the investigative report, including matters relating to scope, findings and conclusions, as well as the Registrant's proposed remedial actions. KPMG also expressed concern regarding the participation of Registrant's counsel and regarding an assertion by Registrant's counsel directed to the content of the investigative report insofar as KPMG did not believe Registrant's counsel to be independent of the Registrant's management, including members of management who were under investigation. Registrant's counsel did not participate in the remainder of the December 17 call.

  Thereafter, on January 14, 2004, KPMG received a copy of a revised investigative report. KPMG subsequently advised the Audit Committee's investigative team that KPMG would comment on the revised investigative report after receiving and having an opportunity to evaluate the Audit Committee's revised proposed remedial action plan, which had not yet been provided to KPMG. On January 29, the Audit Committee's investigative team sent KPMG a "draft" proposed remedial action plan. That same day, the final investigative report was issued without the matters previously raised by KPMG having been, in KPMG's view, adequately addressed. In addition, on January 30 the Registrant provided KPMG, and then immediately issued, a press release, without providing KPMG the opportunity to review and comment on it, which indicated that the investigative report and Registrant's action plan for remediation were complete. The press release also stated: "The investigation did not identify or develop evidence sufficient for the Audit Committee to conclude that any members of Lancer's management engaged in any intentional misconduct in connection with the matters under investigation, nor did it identify or develop evidence sufficient to support the allegations regarding accounting irregularities."

  KPMG, consistent with the dissatisfaction earlier expressed during the December 17, 2003 conference call, concluded that the press release was a likely illegal act insofar as the investigative report indicated that the Audit Committee's investigation had uncovered evidence as to the following:

  (i)
  Preparation of documentation inconsistent with the underlying economic substance as to transactions between the Registrant and Coca-Cola North America Fountain;

  (ii)
  Improper personal use of corporate assets;

  (iii)
  Unapproved loans to Registrant officers and directors;

  (iv)
  Improperly maintained books and records;

  (v)
  Non-disclosure of related-party transactions; and

  (vi)
  Improper re-invoicing at the Registrant's Mexico facility.

  Since adequate completion of the investigation and timely and appropriate remedial actions were required in this instance for KPMG to complete interim review procedures that are in turn a predicate to completion of the annual audit, KPMG believes that the Registrant's actions precipitated a reportable condition as contemplated by Item 304(a)(1)(v)(C) and (D). More specifically, there was a failure to resolve, to KPMG's satisfaction, a disagreement concerning the independence, scope, findings and conclusions of the investigation and the appropriateness of the remedial actions. These unresolved issues would have affected KPMG's audit and could have caused KPMG to make reference to the matter in connection with the issuance of KPMG's report had KPMG been satisfied and judged it appropriate to continue its engagement.

  Since the Chair of the Audit Committee was present during the conference call of December 17, KPMG considers the matter of the disagreement to have been communicated to the Audit Committee.

  Reportable Events—Inability to Rely on Representations of Management

  The Registrant's statement concerning the absence of reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K is inaccurate or incomplete.

  Item 304(a)(1)(v) states in pertinent part as follows:

  Provide the information required by paragraph (a)(1)(iv) [of this Item] for each of the kinds of events (even though the registrant and the former accountant did not express a difference of opinion regarding the event) listed in paragraphs (A) through (D) below, that occurred within the registrant's two most recent fiscal years and any subsequent interim period preceding the former accountant's resignation, declination to stand for re-election, or dismissal ("reportable events").

  (B)
  The accountant's having advised the registrant that information has come to the accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

  (C)
  (1) The accountant's having advised the registrant of the need to expand significantly the scope of its audit, or that information has come to the accountant's attention during the time period covered by paragraph (a)(1)(iv), that if further investigated may:

  (i)
  materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or

  (ii)
  cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and
  (2)
  Due to the accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

  (D)
  (1) The accountant's having advised the registrant that information has come to the accountant's attention that it has concluded materially impacts the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and

  (2)
  Due to the accountant's resignation, dismissal or declination to stand for re-election, or for any other reason, the issue has not been resolved to the accountant's satisfaction prior to its resignation, dismissal or declination to stand for re-election.

  On February 2, 2004, KPMG provided a letter to the Registrant in connection with KPMG's obligation under Section 10A of the Securities Exchange Act of 1934 to report likely illegal acts to the Audit Committee. The letter identified the likely illegal acts as those that had been the subject of special investigations by the Audit Committee. In a subsequent letter dated February 4, 2004, KPMG further advised as follows:

  As a result of the matters set forth in our letter dated February 2, 2004, pursuant to Section 10A of the Securities Exchange Act of 1934, KPMG LLP has concluded that we are no longer able to rely on management's representations and are unwilling to be associated with the financial statements prepared by management. Further, information has come to our attention that has caused us to conclude that the accounting for the Company's revenue recognition in connection with its sales of equipment to Coca Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct. Accordingly, KPMG LLP hereby advises you that our report on the Company's Financial Statements should no longer be relied upon.

  KPMG believes that the matters communicated during the conference call of December 17, 2003, together with the communications in the letters of February 2 and 4, constitute reportable events as those events are described in Item 304(a)(1)(v)(B) through (D). In a letter to the Registrant on February 7, 2004, KPMG further clarified the matters that were the subject of the inability to rely on management representations or to be associated with the financial statements. Included in that communication was explicit reference to KPMG's belief that the Registrant's press release and subsequent press statements about the investigative report "constituted one of a series of failures to take timely and appropriate remedial actions and a likely illegal act."

  With respect to Item 304(a)(1)(v)(B), the matters which led to KPMG's inability to rely on management's representations or to be associated with the financial statements are matters that were the subject of the special investigations (including items (i) through (vi) above) as well as the Registrant's issuance of the January 30 press release and subsequent press statements.

  The matters covered by the special investigations, and the reasons for KPMG's dissatisfaction with the investigations' independence, scope, findings and conclusions, were the subject of the lengthy conference call on December 17, 2003 at which the Chair of the Audit Committee was present and are therefore considered as having been communicated to the Audit Committee.

  KPMG believes the qualitative as well as the potential quantitative aspects of the actions enumerated above constitute likely illegal acts and call into question management representations.

  The concerns about the January 30 press release and subsequent press statements were communicated to the Registrant and to the Chair of the Audit Committee subsequent to KPMG's resignation.

  With respect to Item 304(a)(1)(v)(C) and (D), the information that was contained in the investigative report concerning the arrangements between the Registrant and Coca-Cola North America Fountain has caused KPMG to conclude that the accounting for the Registrant's revenue recognition in connection with its sales of equipment to Coca-Cola North America Fountain in the years ended December 31, 2001 and 2002 is not correct and has raised concerns that the accounting is not correct in each of the three quarters of fiscal year 2003. As a result of its resignation, KPMG is not in a position to resolve such issues further. KPMG's conclusion as to the fiscal years ended December 31, 2001 and 2002 was communicated to the Registrant in the letter of February 4, 2004. Although the accounting had been previously discussed with the Registrant and its Audit Committee, the conclusion that the accounting was not correct was not communicated prior to the February 4, 2004 letter."

        In turn, we responded to the subject matter contained in the Letter with the following disclosure, filed under Item 4 of the First Amendment:

  "The items listed by KPMG in the Letter as (i)-(v) were allegations made in Matthew Whitley's previously disclosed lawsuit against The Coca-Cola Company ("Coke") or assertions reported in certain previously disclosed news articles published in July and August 2003. Item (vi) relates to an issue referred to the Audit Committee by the Company's management in July 2003. The issues identified by KPMG as items (i) through (vi) were important concerns to the Audit Committee and were subjects of the Audit Committee's investigation. Each item will be discussed below:

  (i)
  Preparation of documentation inconsistent with the underlying economic substance as to transactions between the Registrant and Coca-Cola North America Fountain.

  The Company believes that the transaction referred to in item (i) is the "iFountain Price Buydown and Repayment Agreement," which was a principal subject of the Audit Committee's investigation. This agreement was a March 2001 written contract between Lancer Corporation and Coke that terminated in 2002. The contract related primarily to reductions in the sales prices of new models of Lancer fountain dispensing equipment ("iFountain") for the year 2001 and increases in the sales prices of other models of dispensing equipment sold to Coke for the years 2001 and 2002 (as discussed in our Form 8-K, filed on February 10, 2004). In exchange for the Company's agreement to sell a number of iFountain units to Coke at a reduced price, Coke agreed to buy the rights to the manufacturing assembly equipment used to construct the iFountain units for $400,000, and to pay a margin on previously-delivered iFountain beta (or test) units, amounting to $233,747. The total amount of

  $633,747 was accounted for by Lancer as deferred revenue and recognized ratably as units of the iFountain were sold or at the termination of the agreement.

  The invoices issued for these amounts referred only to the sale of the equipment and test units, not to the entire agreement. The failure of the invoices to explicitly refer to the agreement to which they related was a subject of the Audit Committee's investigation. The investigation found that the agreement and the invoices issued pursuant to it were poorly written, ambiguous and problematic in a number of respects. The two invoices, if viewed separately from the underlying agreement, did not fully describe the transaction. However, the investigation did not identify evidence to support the claim that there was any intent by the Company to misdescribe the transaction in the invoices or to use them to deceive anyone at Coke. The Company believes that its accounting for the transaction pursuant to the March 2001 contract was appropriate.

  This contract is among the subjects of a formal investigation being conducted by the SEC's Atlanta office, as well as an investigation by the U.S. Attorney in Atlanta, both of which were previously disclosed by the Company. The Company understands that the scope of these investigations will also include some or all of the matters discussed below. The Company has pledged its full cooperation with these investigations.

  (ii) Improper personal use of corporate assets.

  The investigation included allegations in news reports of improper personal use of corporate assets by corporate officers. The investigation found that some personal use of Company resources took place, including instances of Lancer employees doing work at George Schroeder's houses on Company time; personal use of warehouse space leased by the Company; and uses of other Lancer resources, such as printing and supplies. During the investigation, George Schroeder tendered a check to the Company for $21,600 representing his calculation of rent on personal use of a portion of the warehouse space from 1999 to 2003. The Board is reviewing the adequacy of that restitution to date, as well as the question of whether other restitution should be made. The Audit Committee concluded that, while it is reasonable to assume that the dollar amounts of any such restitution would be relatively small, such use was inappropriate, even if restitution is made. Because the dollar values associated with the personal use of corporate assets is reasonably assumed to have been relatively small, the Company does not believe that corrective disclosure will be required.

  The Company enacted a Code of Business Conduct in 2003 and will require quarterly written confirmation of compliance by employees with significant management responsibilities, which the Company believes will aid it in guarding against any personal use of its corporate assets in the future.

  (iii) Unapproved loans to Registrant officers and directors.

  The Company believes that this item refers to loans from the Company to George Schroeder, Lancer's Chief Executive Officer, and Alfred A. ("Jud") Schroeder, Lancer's Chairman of the Board.

  From 1994 to 1998, both George Schroeder and Jud Schroeder carried loan balances ranging between $6,000 and $60,000. In 1999, George Schroeder had borrowed approximately $397,000 from the Company and had an aggregate total of approximately $416,000 in loans outstanding at the year end and Jud Schroeder had borrowed approximately $355,000 and at year end had approximately $50,000 still outstanding. These 1999 loans came to the attention of and were addressed by the Audit Committee at the end of 1999. An additional loan to Jud Schroeder in the amount of $10,000 was made on January 5, 2000. Since that time, no additional loans have been made to either of George Schroeder or Jud Schroeder and all remaining balances on the loans were paid in full during 2003.

  The issuance and approval of the loans to George Schroeder and Jud Schroeder was a subject of the Audit Committee's investigation. The investigation identified two instances in which checks made out to George Schroeder were signed by him and found that there is no documentation of board approval for some of the loans made to George Schroeder and Jud Schroeder. The Audit Committee concluded that the Company has in the past done a poor job of handling and documenting management loans, but did not identify or develop evidence suggesting that either executive hid the loans or did not intend to repay them.

  Disclosure of the loans was provided in the Company's periodic reports and other filings with the SEC. The investigation reviewed the Company's Proxy Statements and Forms 10-K for the period of 1998 to 2003, as well as the Company's Forms 10-Q for the period from 1999 through the first quarter of 2003. The investigation did not identify any issues with respect to the disclosure of these loans, except as follows. In the 1998 Proxy Statement, although the disclosure appears to accurately state the amount of outstanding notes, the disclosure incorrectly describes some of the terms of the outstanding affiliated promissory notes. The Form 10-Q for the second quarter of 1999 contained a line item in the Company's balance sheet for long-term receivables which correctly identified the total balance sheet amount for that item for the second quarter of 1999 as $755,138, but contained an incorrect amount in a parenthetical reference for the portion of the long term receivables due from affiliates. The amount set forth in the parenthetical as "due from affiliates" for the second quarter of 1999 was listed as $416,457 when the correct amount was $491,457.

  The Company does not believe that any corrective disclosure related to these loans is required.

  (iv) Improperly maintained books and records.

  The Company believes that this item refers to maintenance of books and records as it relates to both of items (i), (ii), (iii), (v) and (vi) and within the scope of the investigation overall. The investigation identified problems associated with the Company's record keeping, including disorganized electronic records, backup tapes that were mislabeled or unusable, instances of the back-up function failing to occur, disorganized paper documents, and missing documentation. In furtherance of the investigative recommendations, the remediation plan of the Audit Committee provides that Lancer's internal auditor will perform a review of electronic and paper record-keeping processes and procedures, supplemented as needed by outside consultants with specific expertise.

  (v) Non-disclosure of related-party transactions.

  The Company believes that this item refers to required public disclosure relating to item (ii) and item (iii) above. A discussion relating to disclosure is included within those items (ii) and (iii) respectively, set forth above.

  (vi) Improper re-invoicing at the Registrant's Mexico facility.

  Among the accounting matters that were the subject of the investigation were various instances of reissuing invoices in response to customer requests at Lancer de Mexico S.A. de C.V., a subsidiary of Lancer Corp. located in Monterrey, Mexico. This subsidiary distributes fountain dispensing and other equipment within Mexico. Lancer de Mexico has average annual sales in the range of $6 million, or about 6% of total annual sales of Lancer. The investigation determined that since at least 1998, the subsidiary has engaged in a practice of issuing revised and redated invoices in response to customer requests, some of which were issued in a different quarter or year from the original issue date. Invoices were reissued for a variety of reasons including correcting minor mistakes in product descriptions or prices, or other clerical errors, as well as sometimes for the "convenience of the customer." Many of the instances of reinvoicing involved correcting clerical or other errors on the face of the invoice. When an error or an invoice was corrected, a new invoice with a new number and a new date was issued. The Audit Committee concluded that the practices of reinvoicing simply "for the convenience of the customer," other than to correct errors and issuing redated replacement invoices outside of the system were unwise. The Audit Committee concluded that these practices did not materially affect, and were not intended to affect, the Company's financial statements. The Company does not believe any corrective disclosure relating to re-invoicing is required.

  Corporate Governance and Remediation Efforts Going Forward

  The Board has taken steps before, during the course of, and at the conclusion of the investigation to improve the effectiveness of its corporate governance practices and to address concerns identified in the investigation. Among the steps taken are the following: Christopher D. Hughes will become Chief Executive Officer effective February 29, 2004. The Board has appointed a lead independent director to serve as, among other things, the coordinator of the activities of the independent directors. The Board has established a governance and nominating committee, comprised solely of independent directors, which will identify, recruit and recommend director nominees to serve on the Board and recommend members to serve on board committees, as well as develop and recommend effective corporate governance policies and procedures. The Company enacted a Code of Business Conduct in 2003 and will require quarterly written confirmation of compliance by employees with significant management responsibilities. Internal audit activities have been increased and implementation of significant recommendations by the internal auditor continue to be monitored by the Audit Committee. A disclosure committee and an ethics hotline were established in 2003. Some of these items are a part of the Company's remediation plan adopted by the Board at the conclusion of the investigation."

        In response to our disclosure in the First Amendment, KPMG provided an additional letter, addressed to the Commission, which was filed as an Exhibit to the second amendment to the Original 8-K, filed with the Commission on March 10, 2004, the text of which is as follows:

  "Ladies and Gentlemen:

  KPMG LLP was previously engaged as principal accountant to audit the consolidated financial statements of Lancer Corporation ("the Registrant") as of and for the years ended December 31, 2003, 2002, 2001, and 2000. On February 2, 2004, KPMG resigned from the audit engagement prior to the completion of its reviews for the quarters ended June 30, 2003 and September 30, 2003 and of its audit for the year ended December 31, 2003. Additionally, on February 4, 2004, KPMG advised the Registrant that it should advise anyone who Registrant believes is relying on, or who is likely to rely on, the Registrant's financial statements and KPMG's audit reports thereon that KPMG had withdrawn its December 31, 2002, 2001 and 2000 audit reports and that the financial statements and related audit reports should no longer be relied upon. The Registrant filed information relating to KPMG's resignation in a Form 8-K dated February 10, 2004. On February 20, 2004, KPMG provided the Registrant with a letter stating its agreements and disagreements with the statements made in the Registrant's Form 8-K dated February 10. The Registrant filed an amended Form 8-K dated February 24, 2004, attaching and responding to KPMG's letter dated February 20. KPMG has read the Registrant's statements included under Item 4 of its amended Form 8-K dated February 24, and it is not in a position to agree or disagree with such statements, except as follows.

  KPMG agrees with the following statements:

  •
  "The failure of the invoices to explicitly refer to the agreement to which they related was a subject of the Audit Committee's investigation. The investigation found that the agreement and the invoices issued pursuant to it were poorly written, ambiguous and problematic in a number of respects."

  •
  "The investigation included allegations in news reports of improper personal use of corporate assets by corporate officers. The investigation found that some personal use of Company resources took place, including instances of Lancer employees doing work at George Schroeder's houses on Company time: personal use of warehouse space leased by the Company; and uses of other Lancer resources, such as printing and supplies."

  •
  "The issuance and approval of the loans to George Schroeder and Jud Schroeder was a subject of the Audit Committee's investigation. The investigation identified two instances in which checks made out to George Schroeder were signed by him and found that there is no documentation of board approval for some of the loans made to George Schroeder and Jud Schroeder. The Audit Committee concluded that the Company has in the past done a poor job of handling and documenting management loans."

  •
  "The investigation did not identify any issues with respect to the disclosure of these loans, except as follows. In the 1998 Proxy Statement, although the disclosure appears to accurately state the amount of outstanding notes, the disclosure incorrectly describes some of the terms of the outstanding affiliated promissory notes. The Form 10-Q for the second quarter of 1999 contained a line item in the Company's balance sheet for long-term receivables which correctly identified the total balance sheet amount for that item for the second quarter of 1999 as $755,138, but contained an incorrect amount in a parenthetical reference for the portion of the long term receivables due from affiliates. The amount set forth in the parenthetical as "due from affiliates' for the second quarter of 1999 was listed as $416,457 when the correct amount was $491,457."

  •
  "The investigation identified problems associated with the Company's record keeping, including disorganized electronic records, backup tapes that were mislabeled or unusable, instances of the back-up function failing to occur, disorganized paper documents, and missing documentation."

  •
  "Among the accounting matters that were the subject of the investigation were various instances of reissuing invoices in response to customer requests at Lancer de Mexico S.A. de C.V., a subsidiary of Lancer Corp. located in Monterrey, Mexico. This subsidiary distributes fountain dispensing and other equipment within Mexico. Lancer de Mexico has average annual sales in the range of $6 million, or about 6% of total annual sales of Lancer. The investigation determined that since at least 1998, the subsidiary has engaged in a practice of issuing revised and redated invoices in response to customer requests, some of which were issued in a different quarter or year from the original issue date."

  •
  "With respect to the matters discussed in this amendment to the Form 8-K, the Audit Committee has authorized KPMG to respond fully to inquiries of any successor accountant."

  KPMG disagrees with the following statement:

  •
  With respect to the transaction between the Registrant and Coca-Cola North America Fountain, "the investigation did not identify evidence to support the claim that there was any intent by the Company to misdescribe the transaction in the invoices or to use them to deceive anyone at Coke."

Engagement of BDO Seidman

        On March 1, 2004, the Audit Committee of Lancer Corporation's Board of Directors engaged BDO Seidman, LLP as its new independent auditors.

        During the two most recent fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period through the date of their engagement, we did not consult BDO Seidman regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lancer's financial statements, or for any other matter that was either the subject of a disagreement or a reportable event as set forth in Item 304 (a)(1)(iv) or (v) of Regulation S-K as promulgated pursuant to the Securities Act of 1933, as amended.

SHAREHOLDER PROPOSALS

        Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2005 annual meeting of shareholders, such proposals must be received by the Company no later than December 15, 2004. Such proposals should be directed to

Lancer Corporation, 6655 Lancer Blvd., San Antonio, Texas 78219, Attn: Corporate Secretary. For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2005 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company (i) receives notice of the proposal before the close of business on March 1, 2005, and advises shareholders in the Company's Proxy Statement about the nature of the matter and how management intends to vote on such matter or (ii) does not receive notice of the proposal prior to the close of business on March 1, 2005.

OTHER BUSINESS

        The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. Should any other matters properly come before the Meeting or any adjournment thereof, however, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment and in the best interest of the Company.

MISCELLANEOUS

        The expenses of preparing, printing and mailing this notice of meeting and proxy material and all other expenses of soliciting proxies will be borne by the Company. Georgeson & Company Inc., New York, New York, will distribute proxy soliciting material to brokers, banks, and institutional holders and will request such parties to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. The Company will pay Georgeson & Company Inc. an estimated fee of $2,000 for its services and will reimburse Georgeson & Company Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2003 accompanies this Proxy statement. The Annual Report is not deemed to be part of this Proxy Statement.

By order of the Board of Directors
/s/ CHRISTOPHER D. HUGHES Christopher D. Hughes Chief Executive Officer
San Antonio, Texas July 30, 2004

APPENDIX I

AUDIT COMMITTEE CHARTER
Lancer Corporation

PURPOSE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Lancer Corporation (the "Company") shall be to assist the Board in fulfilling its oversight responsibilities for the Company's accounting and financial reporting processes, the system of internal control, the audit process, and compliance with legal and regulatory requirements.

        The Committee's role is one of oversight. The Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

AUTHORITY

        The Committee has the direct responsibility and the authority to:

  •
  Appoint, compensate, and oversee the work of the Company's independent auditors (subject, if applicable, to shareholder ratification). The independent auditors shall report directly to the Committee.

  •
  Approve the appointment, replacement or dismissal of the lead internal auditor.

  •
  Resolve any disagreements between management and the independent auditor regarding financial reporting.

  •
  Pre-approve all auditing and permitted non-audit services performed by the Company's independent auditors, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may delegate authority for this purpose to subcommittees consisting of one or more Committee members when appropriate, provided that such decisions are presented to the full Committee at its next scheduled meeting.

        The Committee has authority to:

  •
  Engage independent counsel and other advisers as the Committee determines to be necessary in carrying out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of auditors, independent legal counsel and advisors engaged by the Committee and for ordinary administrative expenses of the Committee that are necessary in carrying out its duties.

COMPOSITION

        The Committee shall consist of at least three members of the Board. The members of the Committee and the Committee Chairman shall be appointed by the Board on the recommendation of the Governance/Nominating Committee.

        Each Committee member shall meet the independence and experience requirements of the American Stock Exchange, the Securities and Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission.

        Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash-flow statement. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual's financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

MEETINGS

        The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or advisors to, the Committee.

        The Committee shall meet periodically with management, the lead internal auditor and the independent auditor in separate executive sessions.

RESPONSIBILITIES

        The Committee will carry out the following responsibilities:

Financial Statements and Reporting

  •
  Review significant accounting and financial reporting issues, including their impact on the financial statements. These issues include:

  •
  Complex or unusual transactions and highly judgmental areas of a significant nature

  •
  Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles

  •
  The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company

  •
  Review significant financial reporting issues and judgments made in preparation of the financial statements, including alternative GAAP methods on the financial statements that were considered, if any.

  •
  Review with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the independent auditor's activities or access to requested information, and any significant disagreements with management.

  •
  Discuss the annual audited financial statements and quarterly financial statements with management and independent auditors to determine they are satisfied with the disclosure and content of the financial statements prior to public release. This includes discussion of the Company's earnings releases.

  •
  Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Internal Control

  •
  Discuss with management and the independent auditors the effectiveness of the Company's accounting and financial control.

  •
  Discuss the scope of internal and independent auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

Internal Audit

  •
  Review with management and the lead internal auditor the plans, activities and organizational structure of the internal audit function.

  •
  Review a summary of significant findings of the internal audit activities and, where appropriate, review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  •
  Monitor progress on the internal auditing plan, with explanations for deviations from the original plan or any difficulties encountered in the course of audit work, including any restrictions on the scope of work or access to required information.

  •
  Review the objectivity of the internal auditors.

  •
  On a regular basis, meet separately with the head internal auditor to discuss any matters that the Committee or internal audit believes should be discussed privately.

Independent Audit

  •
  Review the independent auditors' proposed audit scope and plans, including coordination of the audit effort with internal audit.

  •
  At least annually, review the independent auditors' internal quality control process, any material issues raised by internal quality-control reviews or peer reviews of the firm, and steps taken to deal with any such issues.

  •
  Obtain and review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with the Independence Standards Board Standards.

  •
  Obtain and review a report from the independent auditor describing any other relationships that may adversely affect the objectivity or independence of the auditor, and assess the independence of the auditor, including whether the auditor's performance of permissible non-audit services is compatible with the auditor's independence.

  •
  Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

  •
  Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

  •
  Confirm compliance with audit partner rotation as required by law.

  •
  Review the Company's hiring policies for employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

  •
  On a regular basis, meet separately with the independent auditors to discuss any matters that the Committee or auditors believe should be discussed privately.

Compliance

  •
  Review legal and regulatory matters that may have a material impact on financial reporting, related compliance policies and programs, and any reports received from regulators.

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  •
  Review policies and procedures for maintaining and communicating the Company's standards of business conduct and ethics, and compliance therewith.

Reporting Responsibilities

  •
  Provide regular reports of its activities to the Board.

  •
  Provide a report as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

Other Responsibilities

  •
  Provide an open avenue of communication between internal audit, the independent auditors, and the Board.

  •
  Review and reassess the adequacy of the Committee charter at least annually, requesting Board approval of proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

MISCELLANEOUS

        Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Audit Committee and approved
by the Board of Directors on April 15, 2004.

* DETACH PROXY CARD HERE *

	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope		☒ Votes MUST be indicated (x) in Black or Blue ink.
1.	ELECTION OF DIRECTORS
	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	To change your address, please mark this box.	☐
	Nominees:	Norborne P. Cole, Jr., Brian C. Flynn, Jr., James F. Gallivan, Jr., Olivia F. Kirtley, Richard C. Osborne, Harold R. Schmitz, Alfred A. Schroeder, George F. Schroeder					To include any comments, please mark this box.	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

LANCER CORPORATION
2004 ANNUAL MEETING OF SHAREHOLDERS—AUGUST 24, 2004
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned shareholder of LANCER CORPORATION, a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 30, 2004 and hereby appoints Christopher D. Hughes proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of Lancer Corporation to be held August 24, 2004 at 9:30 a.m., local time, at the Company's facility at 6655 Lancer Blvd., San Antonio, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof and, in his discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

        This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of all listed directors, and as said proxy deems advisable on such other matters as may come before the meeting.

(Continued, and to be signed and dated, on the reverse side.)

LANCER CORPORATION P.O. BOX 11214 NEW YORK, N.Y. 10203-0214

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on August 24, 2004
TABLE OF CONTENTS
PROXY STATEMENT For ANNUAL MEETING OF SHAREHOLDERS To Be Held August 24, 2004 THE PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING
PROPOSAL I—ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPANY PERFORMANCE
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG LANCER CORPORATION, THE S&P SMALLCAP 600 INDEX AND THE S&P SMALLCAP 600 INDUSTRIAL MACHINERY INDEX
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTANT FEES AND SERVICES
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
SHAREHOLDER PROPOSALS
OTHER BUSINESS
MISCELLANEOUS
AUDIT COMMITTEE CHARTER Lancer Corporation